Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS SECOND QUARTER 2015 RESULTS

RALEIGH, NC - August 5, 2015, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial and operating results for the second quarter of 2015.

Highlights

•	Total Investment Portfolio: $884.9 million

•	Total Net Assets (Equity): $514.8 million

•	Net Asset Value Per Share (Book Value): $15.47

•	Weighted Average Yield on Debt Investments: 12.6%

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 15.6%

•	Investment Portfolio Activity for the Quarter Ended June 30, 2015

•	Cost of investments made during the period: $65.1 million

•	Principal repayments (excluding PIK interest repayments) during the period: $52.3 million

•	Proceeds related to the sale of equity investments during the period: $4.8 million

•	Non-Accrual Assets as a Percentage of Total Portfolio Cost/Fair Value: 3.1% / 1.6%

•	Financial Results for the Quarter Ended June 30, 2015

•	Total investment income: $27.8 million

•	Net investment income: $16.2 million

•	Net investment income per share: $0.49

•	Regular quarterly dividend per share: $0.54

•	Supplemental dividend per share: $0.05

•	Net realized losses: $17.1 million

•	Net increase in net assets resulting from operations: $12.2 million

•	Net increase in net assets resulting from operations per share: $0.37

In commenting on the Company’s results, Garland S. Tucker, III, Chairman and Chief Executive Officer, stated, “The second quarter was another active quarter for Triangle.  In addition to making $65 million of new investments, we entered into a new $300 million senior credit facility and redeemed our first baby bond issuance, thereby achieving a lower overall cost of capital. Our expanded balance sheet enables Triangle to focus on new portfolio opportunities during the remainder of 2015.”

Second Quarter 2015 Results

Total investment income during the second quarter of 2015 was $27.8 million, compared to total investment income of $24.9 million for the second quarter of 2014, representing an increase of 11.6%. The Company’s increase in investment income was primarily attributable to an increase in portfolio debt investments from June 30, 2014 to June 30, 2015. This increase was partially offset by a $1.4 million decrease in investment income relating to non-accrual assets, a $0.6 million decrease in non-recurring fee and dividend income and a decrease in the weighted average yield on our debt investments from June 30, 2014 to June 30, 2015.

Net investment income during the second quarter of 2015 was $16.2 million, compared to net investment income of $14.7 million for the second quarter of 2014, representing an increase of 10.3%. Net investment income per share during the second quarter of 2015 was $0.49, based on weighted average shares outstanding during the quarter of 33.2 million, compared to $0.53 per share during the second quarter of 2014, based on weighted average shares outstanding of 27.9 million.

The Company’s net increase in net assets resulting from operations was $12.2 million during the second quarter of 2015, compared to $24.2 million during the second quarter of 2014. The Company’s net increase in net assets resulting from operations was $0.37 per share during the second quarter of 2015, based on weighted average shares outstanding of 33.2 million, compared to $0.87 per share during the second quarter of 2014, based on weighted average shares outstanding of 27.9 million.

The Company’s net asset value, or NAV, at June 30, 2015, was $15.47 per share as compared to $16.11 per share at December 31, 2014. As of June 30, 2015, the Company’s weighted average yield on its outstanding, currently yielding debt investments was approximately 12.6%.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer of the Company, stated, “We were pleased to utilize a portion of our new senior credit facility to redeem our 2019 Notes in June. This redemption is expected to generate interest savings of approximately $3.0 million per year.  Our available liquidity of over $300.0 million at quarter-end puts Triangle in a strong position to support our investment activities as we enter the second half of the year.”

In May, 2015, Triangle closed a new $300.0 million senior credit facility (“Credit Facility”), which replaced the Company’s existing $165.0 million senior credit facility.  The Credit Facility, which was jointly arranged by BB&T Capital Markets, ING Capital LLC and Fifth Third Bank, has an accordion feature which allows for an increase in the total borrowing size up to $350.0 million.  The Credit Facility’s availability period ends May 3, 2019, followed by a one-year amortization period with a final maturity date of May 3, 2020.  The interest rate for borrowings under the Credit Facility is LIBOR/CDOR plus 2.75%.

In June, 2015, the Company redeemed in full $69.0 million of unsecured notes issued in March, 2012, and due 2019 (the “Notes”) which resulted in a loss on the extinguishment of debt of $1.4 million. Prior to redemption, the Notes bore interest at a rate of 7.00% per year.

Dividend Information

On May 27, 2015, Triangle announced that its board of directors had declared cash dividends totaling $0.59 per share, consisting of a regular quarterly dividend of $0.54 per share and a supplemental dividend of $0.05 per share. The regular quarterly dividend was the Company’s 34th consecutive quarterly dividend since its initial public offering in February, 2007. The record date for both the regular quarterly dividend and the supplemental dividend was June 10, 2015, and the payment date was June 24, 2015.

Recent Portfolio Activity

During the quarter ended June 30, 2015, the Company made four new investments totaling $49.9 million, debt investments in three existing portfolio companies totaling $10.7 million and equity investments in six existing portfolio companies totaling $4.5 million. The Company had five portfolio company loans repaid at par totaling $49.8 million resulting in realized gains totaling $0.8 million and received normal principal repayments and partial loan prepayments totaling $2.5 million. The Company converted subordinated debt investments in one portfolio company into an equity investment and recognized a net realized loss on such conversion totaling $20.5 million. In addition, the Company received proceeds related to the sales of certain equity securities totaling $4.8 million and recognized net realized gains on such sales totaling $2.6 million.

New investment transactions which occurred during the second quarter of 2015 are summarized as follows:

In April, 2015, the Company made a $15.0 million subordinated debt investment in Radiant Logistics, Inc., a non-asset based transportation and logistics company.

In June, 2015, the Company made a $5.0 million preferred equity investment in Team Waste, LLC, a provider of waste collection, disposal and recycling services.

In June, 2015, the Company made a $17.4 million subordinated debt investment in All Metro Health Care Services, Inc., a licensed provider of home healthcare services.

In June, 2015, the Company made a $12.5 million subordinated debt investment in FrontStream Payments, Inc. (“FrontStream”) as part of a recapitalization financing. FrontStream is a multi-national provider of integrated back-end merchant solutions and front-end payment and donation management products.

New portfolio investments subsequent to quarter end are summarized as follows:

In July, 2015, the Company made a $15.3 million investment in Community Medical Group (“CMG”) consisting of subordinated debt and equity. CMG is an operator of primary care clinics.

In July, 2015, the Company made an $11.2 million subordinated debt investment in Community Intervention Services, a provider of community-based and outpatient behavioral health services.

Conference Call to Discuss Second Quarter 2015 Results

Triangle has scheduled a conference call to discuss second quarter 2015 operating and financial results for Thursday, August 6, 2015, at 9:00 a.m. (Eastern Time).

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 10, 2015. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 82107813.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until September 4, 2015.

Triangle will post a brief, pre-recorded on-demand podcast on the investor relations section of the Company’s website after 4:00 p.m. ET on Wednesday, August 5, 2015, in conjunction with the filing of Triangle’s 10-Q. The purpose of the podcast is to provide interested analysts and investors with meaningful statistical and financial information in advance of the participatory earnings call on Thursday, August 6, 2015.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $35.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $35.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and stockholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $677,505,732 and $717,233,688 at June 30, 2015 and December 31, 2014, respectively)	$662,866,063	$693,312,886
Affiliate investments (cost of $193,995,315 and $175,182,171 at June 30, 2015 and December 31, 2014, respectively)	197,281,194	178,935,236
Control investments (cost of $46,406,803 and $29,636,763 at June 30, 2015 and December 31, 2014, respectively)	24,751,233	14,975,000
Total investments at fair value	884,898,490	887,223,122
Cash and cash equivalents	117,547,039	78,759,026
Interest and fees receivable	6,834,561	7,409,105
Prepaid expenses and other current assets	646,272	438,861
Deferred financing fees	3,682,831	1,230,577
Property and equipment, net	116,619	108,753
Total assets	$1,013,725,812	$975,169,444
Liabilities:
Accounts payable and accrued liabilities	$3,417,774	$7,144,673
Interest payable	3,577,430	3,365,237
Taxes payable	54,152	2,506,031
Deferred income taxes	4,117,502	3,363,669
Payable from unsettled transaction	16,961,500	—
Borrowings under credit facility	88,758,498	62,619,883
Notes	161,850,261	145,646,224
SBA-guaranteed debentures payable	220,171,914	219,697,098
Total liabilities	498,909,031	444,342,815
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 33,272,167 and 32,950,288 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	33,272	32,950
Additional paid in capital	544,771,957	542,119,994
Investment income in excess of distributions	6,138,723	12,926,514
Accumulated realized gains (losses)	(1,337,335)	12,464,699
Net unrealized appreciation (depreciation)	(34,789,836)	(36,717,528)
Total net assets	514,816,781	530,826,629
Total liabilities and net assets	$1,013,725,812	$975,169,444
Net asset value per share	$15.47	$16.11

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$16,982,885	$15,241,853	$33,941,585	$29,710,399
Affiliate investments	4,199,380	2,208,077	8,390,729	4,564,512
Control investments	49,481	43,835	49,481	87,343
Total interest income	21,231,746	17,493,765	42,381,795	34,362,254
Dividend income:
Non-Control / Non-Affiliate investments	45,689	787,689	1,634,394	1,051,616
Affiliate investments	281,369	207,899	537,622	1,148,070
Total dividend income	327,058	995,588	2,172,016	2,199,686
Fee and other income:
Non-Control / Non-Affiliate investments	835,092	1,263,026	4,072,438	3,038,318
Affiliate investments	1,500,096	383,616	1,997,053	663,801
Control investments	100,000	600,000	200,000	701,852
Total fee and other income	2,435,188	2,246,642	6,269,491	4,403,971
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	2,613,528	3,404,283	5,341,851	6,402,060
Affiliate investments	1,150,008	736,516	2,319,009	1,467,173
Control investments	—	6,084	—	12,071
Total payment-in-kind interest income	3,763,536	4,146,883	7,660,860	7,881,304
Interest income from cash and cash equivalents	67,376	56,888	120,312	131,496
Total investment income	27,824,904	24,939,766	58,604,474	48,978,711
Operating expenses:
Interest and other financing fees	7,325,340	5,158,543	13,757,795	10,298,055
General and administrative expenses	4,333,379	5,122,875	10,910,915	10,178,967
Total operating expenses	11,658,719	10,281,418	24,668,710	20,477,022
Net investment income	16,166,185	14,658,348	33,935,764	28,501,689
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	3,178,433	11,462,275	6,415,102	11,734,476
Affiliate investments	238,806	228,252	266,508	228,252
Control investments	(20,483,644)	—	(20,483,644)	(208,553)
Net realized gains (losses)	(17,066,405)	11,690,527	(13,802,034)	11,754,175
Net unrealized appreciation (depreciation):
Investments	14,782,147	(1,172,480)	1,066,307	(2,670,950)
Foreign currency borrowings	(312,322)	(395,269)	861,385	(34,734)
Net unrealized appreciation (depreciation)	14,469,825	(1,567,749)	1,927,692	(2,705,684)
Net realized and unrealized gains (losses) on investments and foreign currency borrowings	(2,596,580)	10,122,778	(11,874,342)	9,048,491
Loss on extinguishment of debt	(1,394,017)	—	(1,394,017)	—
Provision for taxes	—	(586,788)	(137,875)	(853,343)
Net increase in net assets resulting from operations	$12,175,588	$24,194,338	$20,529,530	$36,696,837
Net investment income per share—basic and diluted	$0.49	$0.53	$1.02	$1.02
Net increase in net assets resulting from operations per share—basic and diluted	$0.37	$0.87	$0.62	$1.32
Dividends/distributions per share:
Regular quarterly dividends/distributions	$0.54	$0.54	$1.08	$1.08
Supplemental dividends/distributions	0.05	0.15	0.10	0.30
Total dividends/distributions per share	$0.59	$0.69	$1.18	$1.38
Weighted average shares outstanding—basic and diluted	33,234,532	27,910,468	33,166,865	27,857,788

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended	Six Months Ended
	June 30, 2015	June 30, 2014
Cash flows from operating activities:
Net increase in net assets resulting from operations	$20,529,530	$36,696,837
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(163,270,565)	(164,840,342)
Repayments received/sales of portfolio investments	154,211,535	105,026,498
Loan origination and other fees received	2,819,164	2,838,426
Net realized loss (gain) on investments	13,802,034	(11,754,175)
Net unrealized depreciation (appreciation) on investments	(1,820,140)	1,867,995
Net unrealized depreciation (appreciation) on foreign currency borrowings	(861,385)	34,734
Deferred income taxes	753,833	802,955
Payment-in-kind interest accrued, net of payments received	23,501	(2,614,188)
Amortization of deferred financing fees	1,107,207	800,583
Loss on extinguishment of debt	1,394,017	—
Accretion of loan origination and other fees	(3,202,668)	(1,783,603)
Accretion of loan discounts	(238,229)	(644,575)
Accretion of discount on SBA-guaranteed debentures payable	92,784	90,792
Depreciation expense	29,225	20,114
Stock-based compensation	3,412,181	2,828,410
Changes in operating assets and liabilities:
Interest and fees receivable	574,544	1,186,064
Prepaid expenses and other current assets	(207,411)	238,828
Accounts payable and accrued liabilities	(3,726,899)	(4,277,738)
Interest payable	212,193	4,770
Taxes payable	(2,451,879)	(655,858)
Payable from unsettled transaction	16,961,500	—
Net cash provided by (used in) operating activities	40,144,072	(34,133,473)
Cash flows from investing activities:
Purchases of property and equipment	(37,091)	(34,827)
Net cash used in investing activities	(37,091)	(34,827)
Cash flows from financing activities:
Borrowings under credit facility	83,000,000	20,000,000
Repayments of credit facility	(56,000,000)	—
Proceeds from notes	83,372,640	—
Redemption of notes	(69,000,000)	—
Financing fees paid	(2,740,049)	—
Expenses related to public offering of common stock	(54,967)	—
Common stock withheld for payroll taxes upon vesting of restricted stock	(2,400,352)	(2,474,121)
Cash dividends/distributions paid	(37,496,240)	(37,068,840)
Net cash used in financing activities	(1,318,968)	(19,542,961)
Net increase (decrease) in cash and cash equivalents	38,788,013	(53,711,261)
Cash and cash equivalents, beginning of period	78,759,026	133,304,346
Cash and cash equivalents, end of period	$117,547,039	$79,593,085
Supplemental disclosure of cash flow information:
Cash paid for interest	$11,673,774	$9,008,748
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$1,695,423	$1,426,201